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                                                                      Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements of Value City Department Stores, Inc. on Form S-8 (File Nos. 33-44207, 33-50198, 33-55348, 33-55350, 33-78586, 33-80588 and 33-92966) of our report dated October
28, 1996, on our audits of the consolidated financial statements and financial statement schedule of Value City Department Stores, Inc., its Partnerships and its wholly owned subsidiaries as of August 3, 1996 and July 29, 1995 and for the years ended August 3, 1996, July 29, 1995 and July 30, 1994 which report is included in this Annual Report on Form 10-K.


Coopers & Lybrand L.L.P.


Columbus, Ohio
October 29, 1996